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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (Nos. 333-102723, 333-59601, 33-57658, 333-56572, 333-24705, 333-102432 and 33-49801, and 33-59545, 333-45051, 333-46980, 333-89046 and 333-81292, respectively) of Constellation Energy Group, Inc. and Baltimore Gas and Electric Company of our report dated January 29, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
March 7, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS